Exhibit 99.1

Cocrystal Pharma Reports 2019 Financial Results and Outlines Expected Value-Driving Milestones for 2020

●	Advancing preclinical COVID-19 Coronavirus program leveraging patent rights recently acquired from Kansas State University Research Foundation (“KSURF”)
●	Continuing collaboration with Merck to discover and develop certain proprietary influenza A/B antiviral agents
●	Expecting to commence Phase 1 clinical study in Q1 2021 for fully owned influenza A virus program
●	Advancing discussions with potential strategic partners with goal of securing additional partnerships and generating non-dilutive funding
●	Company has sufficient capital to fund operations for the next 24 months

BOTHELL, WA, March 30, 2020 – Cocrystal Pharma, Inc. (NASDAQ: COCP), (“Cocrystal” or the “Company”), a clinical stage biotechnology company discovering and developing novel antiviral therapeutics, announced today its financial results for the year ended December 31, 2019, provided its business outlook for 2020 and outlined its expected value-driving milestones.

Recent Highlights

●	Entered into license agreement with KSURF to further develop certain proprietary broad-spectrum antiviral compounds for the treatment of norovirus and coronavirus infections;
●	Completed three registered direct offerings since January 31, 2020 for combined total gross proceeds of $20 million, before deducting placement agent fees and offering expenses;
●	Recognized revenue from Merck collaboration of $6,564,000 during 2019;
●	Presented at American Association for the Study of Liver Diseases (“AASLD”) 2019 Liver Meeting positive data from U.S. Phase 2a study of CC-31244 demonstrating ability to identify patients more likely to respond to ultrashort treatment of hepatitis C (“HepC”).
●	The Company’s Bothell, WA research lab remains open for essential operations as it continues to work while meeting COVID-19 quarantine challenges.

“We are currently witnessing a unique opportunity to leverage our core competencies and decade of experience in the antiviral therapeutics space with the global health crisis of COVID-19. Our COVID-19 program consists of work performed globally by CRO’s and in our own laboratory. Our team is working to develop novel antiviral compounds to treat Coronavirus infections by leveraging our proprietary drug discovery platform. Given the growing global need for a treatment, our primary focus is to advance this program further into preclinical development as quickly and efficiently as possible,” stated Dr. Gary Wilcox, Chairman and Chief Executive Officer of Cocrystal.

“Over the course of 2019, our exclusive worldwide license and collaboration agreement with Merck to discover and develop Cocrystal’s influenza A/B antiviral agents provides additional validation of our platform technology and the opportunity to develop novel broad spectrum antivirals. Additionally, the advancements made across our pipeline throughout 2019 helped to establish the foundation from which we will leverage to build momentum for our influenza, hepatitis C virus, norovirus and coronavirus development programs,” added Dr. Wilcox. “Cocrystal is fully committed to the successful execution of our strategy and believes our achieving the corporate, clinical and regulatory milestones we have outlined for 2020 has the potential to drive significant shareholder value.”

Dr. Sam Lee, President of Cocrystal, commented, “We are navigating our way through these unprecedented times. While necessary mandates have been implemented by government officials, we are still able to perform essential activities and keep our development programs moving forward. Thankfully, our employees are also able to continue working remotely and our team is functioning well under these circumstances. We remain committed to meeting our corporate and development milestones throughout the year.”

Upcoming Expected Value-Driving Milestones in 2020

CC-42344: Influenza A Program

●	Q4 2020: Complete preclinical IND-enabling studies
●	Q4 2020: File a regulatory submission
●	Q4 2020: Commence Phase 1a study

Influenza A/B Inhibitors: Merck Collaboration

●	Q4 2020: Continue collaboration with Merck to discover and develop certain proprietary influenza A/B antiviral agents

CC-31244: Hepatitis C Program

●	Q1 2020: Complete final report of Phase 2a U.S. study
●	Q4 2020: Partnering effort underway for Phase 2b study for fully owned ultrashort treatment of HepC

COVID-19 Coronavirus Program

●	Q2 2020: File patent application
●	Q2/Q3 2020: Develop COVID-19 inhibitors using proprietary platform technology
●	H2 2020: Initiate preclinical studies of COVID-19 inhibitors

Norovirus Program

●	Q2 2020: File patent application
●	Q2 2020: Select lead preclinical molecule

Business Development

●	Advance discussions with potential strategic partners to secure development and commercialization licensing agreement across pipeline

Summary of Financial Results for 2019

As of December 31, 2019, Cocrystal had approximately $7,418,000 cash on hand. Based on the subsequent capital raises discussed below and management’s current projections, the Company believes it has sufficient capital to continue operations for the next 24 months.

The Company recognized revenue from Merck of $6,564,000 for the year ended December 31, 2019, compared with $0 for the year ended December 31, 2018. During the year ended December 31, 2019 the revenue from Merck consisted of $4,368,000 as consideration in exchange for conveyance of intellectual property rights at the signing of the agreement, $1,838,000 for research and development activities related to its influenza A/B program and $358,000 for program expense reimbursements.

Research and development expenses were $4,004,000 for the year ended December 31, 2019, compared with $4,667,000 for the year ended December 31, 2018. This year over year decrease in research and development expenditures was primarily due to the completion of our HepC Phase 2 clinical trial and continued expense reimbursements from Merck. We expect research and development expenses to increase in 2020 due to advancing our coronavirus and norovirus programs.

General and administrative expenses were $4,863,000 for the year ended December 31, 2019, compared with $4,352,000 for the year ended December 31, 2018. This increase of $511,000 was primarily due to professional fees associated with litigation matters and insurance increases.

We had a net loss of $48,169,000 for the year ended December 31, 2019 primarily due to a $46,103,000 goodwill impairment, compared to a net loss of $49,048,000 for the year ended December 31, 2018 primarily due to a $53,905,000 IPR&D impairment. These 2019 and 2018 impairments are non-cash impairments of intangible assets.

Subsequent to December 31, 2019, the Company closed the following offerings of its common stock to certain institutional investors:

●	January 29, 2020: Registered direct offering of 3,492,063 shares of common stock at a purchase price per share of $0.63 for aggregate gross proceeds to the Company of approximately $2.2 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The Company closed the offering on January 31, 2020.

●	February 27, 2020: Registered direct offering of 8,461,540 shares of common stock at a purchase price per share of $1.30 for aggregate gross proceeds to the Company of approximately $11.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The Company closed the offering on February 28, 2020.

●	March 9, 2020: Registered direct offering of 5,037,038 shares of common stock at a purchase price per share of $1.35 for aggregate gross proceeds to the Company of approximately $6.8 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The Company closed the offering on March 10, 2020.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication machinery of influenza viruses, hepatitis C viruses, noroviruses and coronaviruses. Cocrystal employs unique structure-based technologies and Nobel Prize winning expertise to create first- and best-in-class antiviral drugs. For further information about Cocrystal, please visit www.cocrystalpharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to drive significant shareholder value, the achievement and the expected timing of the corporate, clinical and regulatory milestones, including the completion of IND-enabling studies, filing of regulatory submissions and commencement of a Phase 1a study in our Influenza A program, continued collaboration with Merck in our Influenza A/B program, issuance of final report of the Phase 2a study and expected progress of partnering effort in our HepC program, filing of a patent application, development of inhibitors and initiation of preclinical studies in our COVID-19 program, and filing of a patent application and selection of the lead preclinical molecule in our Norovirus program, expected advancement of discussions with potential strategic partners, our expected research and development expenses, and our liquidity. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, risks arising from the impact of the COVID-19 pandemic on our Company, including our ability to proceed with our programs, receive necessary regulatory approvals and continue to rely on certain third parties, and on the national and global economy, our reliance on continuing collaboration with Merck under the collaboration agreement, the availability of products manufactured by third parties, the results of preclinical and clinical studies, general risks arising from clinical trials, receipt of regulatory approvals, our ability to find and enter into agreements with suitable collaboration partners, litigation expenses and other expenses and factors that affect the capital markets in general and early stage biotechnology companies specifically. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor and Media Contact:

JTC Team, LLC

(833) 475-8247

COCP@jtcir.com

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